United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2008

UNIVEST CORPORATION OF PENNSYLVANIA
(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)

Registrant's telephone number, including area code (215) 721-2400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02 Results of Operations and Financial Condition

The information in this Item 2.02 of this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subjected to the liabilities of that Section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

On January 23, 2008 Univest Corporation of Pennsylvania, parent company of Univest National Bank and Trust Co., issued a press release reporting 2007 fourth quarter earnings. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 5.02 Departure of Directors or Principal Officers

On January 23, 2008, Univest Corporation of Pennsylvania, parent company of Univest National Bank and Trust Co., accepted the retirement of Director James L. Bergey, as Mr. Bergey reached the retirement age as mandated in the By-laws. Effective immediately, Alternate Director William G. Morral has been appointed Director for the remaining Class II term which expires in 2010.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description of Document
99.1	Press release issued by Univest Corporation of Pennsylvania on January 23, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By:	/s/ Jeffrey M. Schweitzer
Name:	Jeffrey M. Schweitzer
Title:	Executive Vice President and Chief Financial Officer

January 23, 2008